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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Common Stock Issuable Upon Exercise of Options Assumed by Copper Mountain Networks, Inc., Originally Granted Under the OnPREM Networks Corporation 1998 Stock Option Plan of our report dated January 28, 2000, with respect to the financial statements of Copper Mountain Networks, Inc. included in the Current Report (Form 8-K) dated February 22, 2000, filed with the Securities and Exchange Commission.

                                    /s/ ERNST & YOUNG LLP


San Diego, California
March 9, 2000